UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 26, 2025

CSW INDUSTRIALS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSW	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2025, the Board of Directors (the “Board”) of CSW Industrials, Inc., a Delaware corporation (the “Company”), promoted Fang Wang, the Company’s current Vice President, Corporate Controller, to the position of Vice President and Chief Accounting Officer. In such role, Ms. Wang will serve as the Company’s "principal accounting officer" for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). Effective upon Ms. Wang’s appointment, James Perry, the Company’s existing Executive Vice President and Chief Financial Officer, ceased to serve as the Company’s “principal accounting officer”, and remains as the Company’s “principal financial officer” for purposes of Section 16 of the Exchange Act.

Ms. Wang, age 48, joined the Company in December 2018 as Assistant Corporate Controller and assumed roles of increasing responsibility. She was promoted to Vice President, Corporate Controller in November 2020. Prior to joining the Company, Ms. Wang served as Director of Accounting and Reporting at Service King, a privately-held collision-repair company and, prior to that, Ms. Wang spent 10 years with KPMG, a global accounting firm, with increasing responsibility and a focus on publicly traded companies in the consumer and industrial products industry. Ms. Wang is a certified public accountant in the State of New York and holds a bachelor’s degree in Accounting from Beijing Technology and Business University, and a master’s degree in Economics from Tufts University. She is a member of the American Institute of Certified Public Accountants.

There are no arrangements or understandings between Ms. Wang and any other persons pursuant to which she was appointed as Vice President and Chief Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Wang, nor is Ms. Wang a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2025, the Company held its 2025 Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the number of shares present was 15,708,253, representing 93.47% of the 16,804,781 shares issued and outstanding that were entitled to vote on July 10, 2025, the record date for the Meeting.

Three items of business were submitted to shareholders at the Meeting. The voting results for each proposal are set forth below. Percentages shown are calculated in accordance with the methodology for counting votes for each proposal as described in the proxy statement related to the Meeting.

1.Election of Directors. The director nominees listed below were duly elected at the Meeting for a one-year term expiring in 2026 pursuant to the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Armes	14,210,659 (96.61%)	498,384 (3.39%)	999,210
Darron Ash	14,685,079 (99.84%)	23,964 (0.16%)	999,210
Michael Gambrell	13,768,998 (93.61%)	940,045 (6.39%)	999,210
Bobby Griffin	14,238,232 (96.80%)	470,811 (3.20%)	999,210
Terry Johnston	14,351,092 (97.57%)	357,951 (2.43%)	999,210
Linda Livingstone	14,244,356 (96.84%)	464,687 (3.16%)	999,210
Anne Motsenbocker	14,686,679 (99.85%)	22,364 (0.15%)	999,210
Kent Sweezey	14,612,361 (99.34%)	96,682 (0.66%)	999,210

2.Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers received the following votes:

Votes FOR:	14,162,450 (96.34%)
Votes AGAINST:	536,753 (3.65%)
Votes ABSTAINED:	9,840
Broker Non-Votes:	999,210

3.Ratification of Independent Registered Public Accounting Firm. Grant Thornton LLP was ratified to serve as the Company’s independent registered public accounting firm for fiscal 2026 pursuant to the following votes:

Votes FOR:	15,661,116 (99.71%)
Votes AGAINST:	44,071 (0.28%)
Votes ABSTAINED:	3,066
Broker Non-Votes:	0

No other matters were voted on at the Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 2, 2025

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary